Floridian Financial Group, Inc.	Exhibit 10.8

Salary Continuation Agreement

FIRST AMENDMENT

TO

FLORIDIAN FINANCIAL GROUP, INC.

SALARY CONTINUATION AGREEMENT

DATED JULY 1, 2008

FOR

CHARLIE W. BRINKLEY, JR.

          THIS FIRST AMENDMENT is adopted this 18th day of December, 2008 by and between FLORIDIAN FINANCIAL GROUP, INC., the holding company located in Daytona Beach, Florida (the “Company”), and CHARLIE W. BRINKLEY, JR. (the “Executive”).           The Bank and the Executive entered into the Salary Continuation Agreement on July 1, 2008 (the “Agreement”). The Company and the Executive now agree to amend the Change in Control Benefit.

The undersigned hereby amend the Agreement with the following changes:

Section 1.6 of the Agreement shall be deleted in its entirety and replaced by the following:

1.6

“Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as such change is defined in Code Section 409A and regulations thereunder.

Section 1.13 of the Agreement shall be deleted in its entirety and replaced by the following:

1.13	“Final Pay” means the Executive’s highest annualized Base Salary for the three (3) year period prior to Separation from Service or Change in Control.

Section 1.19 of the Agreement shall be deleted in its entirety and replaced by the following:

1.19	“Projected Final Pay” means Final Pay increased by five percent (5%) annually from the earlier of Separation from Service or Change in Control to Normal Retirement Age.

Sections 2.4, 2.4.1 and 2.4.2 of the Agreement shall be deleted in their entirety and replaced by the following:

2.4	Change in Control Benefit. If a Change in Control occurs, the Company shall distribute to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Article.

2.4.1

Amount of Benefit. The benefit under this Section 2.4 is the present value (using the Discount Rate in effect at the time of Change in Control) of fifteen (15) years of annual payments equal to the greater of (i) one hundred percent (100%) of the Projected Benefit or (ii) One Hundred Eighty Thousand Dollars ($180,000). Interest shall be credited to this amount during the installment period at a rate equal to the Discount Rate in effect at the time of Change in Control.

2.4.2

Distribution of Benefit. The Bank shall distribute the benefit under this Section 2.4 to the Executive in sixty (60) equal monthly installments commencing on the first day of the month following Change in Control.

IN WITNESS OF THE ABOVE, the Company and the Executive hereby consent to this First Amendment.

Executive:	Floridian Financial Group

/s/ Charlie W. Brinkley, Jr.	By	/s/ Thomas H. Dargan
Charlie W. Brinkley, Jr.	Title:	President